                                                                    Exhibit 99.1


[QLT LETTERHEAD]


news release


        QLT REPORTS 2002 FOURTH QUARTER AND FULL-YEAR EARNINGS PER SHARE,
                EXCLUDING SPECIAL CHARGES, OF $0.16 AND OF $0.47
                         AND PROVIDES GUIDANCE FOR 2003

  On a GAAP Basis, Fourth Quarter Loss Per Share was $0.03 with Full-Year 2002
       Earnings Per Share of $0.28 Primarily Due to a Previously Announced Restructuring Charge of $4.5 Million and the Write-Down of an Investment
                                of $9.7 Million


Vancouver, Canada - QLT Inc. (NASDAQ: QLTI; TSX: QLT) announced today earnings per share, excluding special charges, for the three months and full year ended December 31, 2002 were $0.16 and $0.47, respectively - ahead of both Company guidance for the full year and First Call analysts' consensus estimates of $0.43. Unless specified otherwise all amounts are in Canadian dollars.

On a reported basis, calculated in accordance with Canadian generally accepted accounting principles (GAAP), QLT reported a loss per share of $0.03 in the fourth quarter of 2002 versus earnings per share of $1.33 in the same quarter last year. For the full year, QLT reported GAAP earnings of $0.28 per share in 2002, including the $4.5 million restructuring charge (outlined in the Company's November 21, 2002 press release) and a $9.7 million write-down of QLT's equity investment in Kinetek Pharmaceuticals common stock, versus reported earnings of $1.78 in 2001.

2002 SALES

As previously announced, Visudyne(R) sales were US$77.0 million (CAD$120.9 million) for the quarter and US$287.1 million (CAD$450.6 million) for the year ended December 31, 2002. Visudyne sales figures for the fourth quarter and the full year represent increases of 25% and 29% over sales in the fourth quarter and annual sales in 2001, respectively. Sales in the United States accounted for approximately 59% and 63% of Visudyne sales in 2002 and 2001, respectively.

"QLT's fourth quarter and full-year results show our continued commitment to managing our expenses to achieve our growth targets," said Paul Hastings, chief executive officer and president. "As we begin 2003 we will further progress our clinical development programs, and we will once again set realistic financial targets and goals and demonstrate our ability to meet them."

2003 GUIDANCE

Based on recent sales results and current trends in Visudyne sales, QLT is guiding to 2003 sales in the range of US$310 million to US$335 million. EPS for 2003 are expected to range from $0.53 to $0.68 or growth over 2002, before special charges, of 13% to 45%.

2002 RESULTS

REVENUES

The Company's revenues reached $51.8 million for the quarter and $173.4 million for the year in 2002, growing by 18% and 34% from the prior quarter and year, respectively. QLT's share of Visudyne net profit (excluding the recovery of manufacturing and other costs) for the fourth quarter and the year were 32% and 27% of Visudyne sales, respectively. This compares to 2001 profit share rates of 32% in the fourth quarter and 26% for the year. Advertising and promotional expenditures declined significantly in the second half of 2002, consistent with the Company's expectations and consistent with the pattern experienced in 2001.

RESEARCH AND DEVELOPMENT

Gross expenditures for research and development (R&D) were $19.2 million for the fourth quarter and $63.4 million for the full year 2002. This compares to 2001 R&D expenses of $9.9 million in the fourth quarter and $47.1 million for the year. The increase in R&D costs for the year is due primarily to increased clinical development costs for these projects: tariquidar (which commenced two Phase III trials in 2002), multiple basal cell carcinoma (MBCC) (which also commenced two Phase III trials in 2002), QLT0074 (androgenic alopecia and benign prostatic hyperplasia) (which commenced or prepared to commence Phase I/II trials in 2002) and Visudyne in Occult.

SG&A

Total selling, general and administrative (SG&A) expenses for the fourth quarter and full year 2002 were $5.7 million and $25.3 million, respectively. This compares to 2001 SG&A expenses of $1.6 million for the fourth quarter and $11.8 million for the year. 2001 SG&A expenses were exceptionally low due to the absorption to inventory of overhead expenses associated with higher manufacturing levels in the second half of 2001. Higher directors' and officers' (D&O) insurance premiums, legal and consulting fees also contributed to the increase in 2002 SG&A over 2001.

CASH

Cash and short-term investment securities increased to $327.2 million at December 31, 2002, up from $260.4 million at the beginning of the year. The Company has no short- or long-term debt.

2003 OUTLOOK

REVENUES

Total revenues for the Company are expected to range from $190 million to $210 million in 2003, up 10% to 20% from 2002. The Company expects that its share of profit from its alliance with Novartis (excluding the recovery of manufacturing and other costs) will be approximately 28% to 30% of Visudyne sales for 2003.

RESEARCH AND DEVELOPMENT

The Company expects to increase R&D spending (net of tax credits) by approximately 20% to 27% over 2002, due mainly to the Company's plan to complete enrollment in 2003 of the two ongoing Phase III studies for tariquidar in non-small cell lung cancer (NSCLC). Continued clinical studies for Visudyne to expand labeling and to optimize the treatment outcome in the approved indications, and additional proof-of-concept studies to progress QLT0074 in both androgenic alopecia and benign prostate hyperplasia, are driving a lesser portion of the increased investment in development spending.

SG&A

The Company expects to manage SG&A expenses in 2003 to remain flat to slightly below the 2002 level.

CASH

The Company expects to continue to add to its cash reserves throughout 2003, bringing these reserves to $380 million or more by the end of the year.

ABOUT VISUDYNE

Visudyne therapy was approved in the U.S. in April 2000, and in Europe in July 2000, for the treatment of predominantly classic subfoveal choroidal neovascularization (CNV) due to age-related macular degeneration (AMD), the leading cause of severe vision loss in patients over 50. The treatment has now been approved in more than 65 countries with extended approvals in over 46 countries. QLT's revenue from Visudyne sales consists of 50% of the Visudyne profits of the Visudyne alliance with Novartis Ophthalmics, the eye health unit of Novartis AG and reimbursement for manufacturing and other costs.

QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development, and commercialization of innovative therapies to treat cancer, eye diseases and immune disorders. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne therapy, which is the most successfully launched ophthalmology product ever. For more information, visit our web site at www.qltinc.com

QLT INC. - FINANCIAL HIGHLIGHTS

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               QUARTER ENDED                        YEAR ENDED
                                                                                 DECEMBER 31,                      DECEMBER 31,
(In thousands of Canadian dollars,                                      -------------------------------------------------------
except per share information)                                           2002            2001             2002             2001
-------------------------------------------------------------------------------------------------------------------------------
(Unaudited)
REVENUES
  Revenue from Visudyne(R)                                           $49,917         $40,848         $163,352         $123,480
  Contract research and development                                    1,872           3,220           10,037            5,990
-------------------------------------------------------------------------------------------------------------------------------
                                                                      51,789          44,068          173,389          129,470
-------------------------------------------------------------------------------------------------------------------------------

COSTS & EXPENSES
  Manufacturing                                                        9,110           5,915           29,968           23,126
  Research and development                                            19,152           9,905           63,373           47,058
  Selling, general and administrative                                  5,711           1,620           25,263           11,764
  Depreciation and amortization                                        2,067           1,510            8,006            5,494
  Restructuring charge                                                 4,500               -            4,500                -
  Prior years' investment tax credits not previously
         recognized                                                        -          (7,136)               -           (7,136)
-------------------------------------------------------------------------------------------------------------------------------
                                                                      40,540          11,814          131,110           80,306
-------------------------------------------------------------------------------------------------------------------------------

OPERATING INCOME                                                      11,249          32,254           42,279           49,164

NET INVESTMENT AND OTHER INCOME
  Net foreign exchange gains (losses)                                    429             923             (436)           5,860
  Net interest income                                                  2,327           1,573            7,587           10,527
  (Write-down) gain on investment                                     (9,736)          5,322           (9,736)           5,259
  Other                                                                    -             264             (267)             429
-------------------------------------------------------------------------------------------------------------------------------
                                                                      (6,980)          8,082           (2,852)          22,075
-------------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                             4,269          40,336           39,427           71,239

-------------------------------------------------------------------------------------------------------------------------------

(PROVISION FOR) RECOVERY OF  INCOME TAXES                             (6,035)         50,808          (19,965)          50,808

===============================================================================================================================
NET (LOSS) INCOME                                                     (1,766)        $91,144          $19,462         $122,047
===============================================================================================================================

NET (LOSS) INCOME PER COMMON SHARE
  Basic                                                               $(0.03)          $1.34            $0.29            $1.80
  Diluted                                                             $(0.03)          $1.33            $0.28            $1.78
-------------------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
(IN THOUSANDS)
  Basic                                                               68,349          67,950           68,228           67,832
  Diluted                                                             68,349          68,657           68,432           68,548
-------------------------------------------------------------------------------------------------------------------------------

All amounts shown are in Canadian dollars and presented in accordance with Canadian GAAP. At December 31, 2002, the exchange rate was approximately U.S. $1.00 = Cdn. $1.5737

QLT INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                               DECEMBER 31,                   December 31,
(In thousands of Canadian dollars)                                                    2002                           2001
--------------------------------------------------------------------------------------------------------------------------
                                                                               (Unaudited)
CURRENT ASSETS
  Cash and cash equivalents                                                       $201,651                       $112,073
  Short-term investment securities                                                 125,577                        148,307
  Accounts receivable                                                               47,504                         41,390
  Inventories                                                                       56,484                         61,509
  Current portion of future income tax assets                                       26,898                         30,111
  Other                                                                              2,074                          4,020
--------------------------------------------------------------------------------------------------------------------------
                                                                                   460,188                        397,410
--------------------------------------------------------------------------------------------------------------------------

LONG-TERM INVESTMENTS AND ADVANCES                                                   6,563                         14,696
PROPERTY AND EQUIPMENT                                                              55,522                         57,662
INTANGIBLE ASSETS                                                                   12,845                         15,948
FUTURE INCOME TAX ASSETS                                                            17,148                         30,595

--------------------------------------------------------------------------------------------------------------------------
                                                                                  $552,266                       $516,311
==========================================================================================================================

CURRENT LIABILITIES
  Accounts payable                                                                  15,674                       $ 16,265
  Accrued restructuring charge                                                       4,140                              -
  Other accrued liabilities                                                         11,058                         11,967
  Deferred revenue                                                                  19,951                         11,977
--------------------------------------------------------------------------------------------------------------------------
                                                                                    50,823                         40,209
--------------------------------------------------------------------------------------------------------------------------


SHAREHOLDERS' EQUITY                                                               501,443                        476,102
--------------------------------------------------------------------------------------------------------------------------
                                                                                  $552,266                       $516,311
==========================================================================================================================

As at December 31, 2002, there were 68,407,753 issued and outstanding common shares and 7,800,334 outstanding options to purchase common shares.

All amounts shown are in Canadian dollars and presented in accordance with Canadian GAAP. At December 31, 2002, the exchange rate was approximately U.S. $1.00 = Cdn. $1.5737

QLT INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      QUARTER ENDED                    YEAR ENDED
                                                                                        DECEMBER 31,                  DECEMBER 31,
(In thousands of Canadian dollars,                                      ----------------------------------------------------------
except per share information)                                                   2002           2001            2002          2001
----------------------------------------------------------------------------------------------------------------------------------
(Unaudited)
CASH PROVIDED BY OPERATING ACTIVITIES
       Net (loss) income for the period                                     $ (1,766)       $91,144         $19,462     $ 122,047
       Add (deduct) items not involving a current cash flow
            Depreciation and amortization                                      2,067          1,510           8,006         5,494
            Unrealized foreign exchange (gain) loss                             (363)           618            (881)       (1,672)
            Write-down (gain) on investment                                    9,736         (5,322)          9,736        (5,259)
            Future income tax expenses (recovery)                              6,035        (50,808)         19,965       (50,808)
            Benefit of investment tax credits included in
                  operating income                                              (755)        (9,898)         (3,306)       (9,898)
        Changes in non-cash operating assets and liabilities
            Accounts receivable and other assets                              (6,368)       (14,097)         (3,946)      (21,762)
            Inventories                                                        1,229         (7,804)          5,025       (18,415)
            Accounts payable                                                   6,829          4,822            (594)         (405)
            Accrued restructuring charge                                       4,140              -           4,140             -
            Other accrued liabilities                                          3,241         (4,319)         (1,030)        5,621
            Deferred revenue                                                  (1,474)           440           7,974         9,578
----------------------------------------------------------------------------------------------------------------------------------
                                                                              22,551          6,286          64,551        34,521
----------------------------------------------------------------------------------------------------------------------------------

CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
       Proceeds from sale of investment                                            -         11,653               -        18,122
       Short-term investment securities                                       25,958         12,457          22,730      (138,268)
       Purchase of property and equipment                                     (1,115)           662          (3,531)       (5,695)
       Purchase of investments                                                     -           (307)              -       (11,507)
       Purchase of development and marketing rights                                -            (46)              -       (15,542)
----------------------------------------------------------------------------------------------------------------------------------
                                                                              24,843         24,419          19,199      (152,890)
----------------------------------------------------------------------------------------------------------------------------------

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
       Decrease in long-term debt                                                  -              -               -       (13,645)
       Issuance of common shares on exercise of stock options                  1,252          1,742           5,878         4,533
----------------------------------------------------------------------------------------------------------------------------------
                                                                               1,252          1,742           5,878        (9,112)
----------------------------------------------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                           74           (412)            (50)          491

----------------------------------------------------------------------------------------------------------------------------------

(DECREASE)INCREASE IN CASH AND CASH EQUIVALENTS                               48,720         32,035          89,578      (126,990)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                               152,931         80,038         112,073       239,063
----------------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                   $ 201,651      $ 112,073       $ 201,651     $ 112,073

==================================================================================================================================

All amounts shown are in Canadian dollars and presented in accordance with Canadian GAAP. At December 31, 2002, the exchange rate was approximately U.S. $1.00 = Cdn. $1.5737

                                    QLT INC.
                FULLY DILUTED EARNINGS PER SHARE ("EPS") ANALYSIS
                                    (IN CAD$)

                                             THREE MONTHS                  YEAR
                                          ENDED DECEMBER 31,        ENDED DECEMBER 31,
                                         --------------------      --------------------
                                          2002         2001         2002         2001
                                         -------      -------      -------      -------
Visudyne EPS(1)                          $  0.24      $  0.24      $  0.74      $  0.52
Non-Visudyne R&D                         $ (0.11)     $ (0.05)     $ (0.33)     $ (0.18)
Restructuring Charge                     $ (0.04)     $     -      $ (0.04)     $     -
                                         -------      -------      -------      -------
   Operating EPS(2)                      $  0.09      $  0.19      $  0.36      $  0.34
                                         -------      -------      -------      -------

Interest Income                          $  0.02      $  0.01      $  0.07      $  0.09
Non-Operating FX                         $  0.01      $  0.01      $ (0.00)     $  0.05
Other Non-Operating                      $ (0.14)     $  0.07      $ (0.14)     $  0.07
                                         -------      -------      -------      -------
   GAAP EPS(3)                           $ (0.03)     $  0.28      $  0.28      $  0.55
                                         -------      -------      -------      -------

Restructuring Charge                     $  0.04      $     -      $  0.04      $     -
Other Non-Operating                      $  0.14      $ (0.07)     $  0.14      $ (0.07)
                                         -------      -------      -------      -------
   EPS excluding special charges(4)      $  0.16      $  0.21      $  0.47      $  0.48
                                         =======      =======      =======      =======

Weighted Avg Fully Diluted
Shares (in thousands)                     68,349       68,657       68,432       68,548

(1) Visudyne EPS for the full year benefited by $0.02 from the release of validation batches of verteporfin for injection relating to qualification of a second supplier.

(2) Operating EPS is a non-GAAP measure. Non-GAAP earnings measures do not have any standardized meaning prescribed by GAAP and are therefore unlikely to be comparable to similar measures presented by other issuers. The reporting of operating EPS is intended to assist users in understanding the Company's operations by separating earnings related to the Company's base businesses from earnings from the Company's cash reserves and any unusual non-operating items. The items currently being excluded from operating EPS include interest income, foreign exchange gains/losses from foreign currency cash holdings, gains/losses from derivatives relating to future cash flows, and write-downs of investments (primarily Kinetek Pharmaceuticals, Inc.). These items are excluded as they are either related to the Company's cash holdings or not part of current operations. Operating EPS is tax effected for comparability.

(3) 2001 GAAP EPS have been tax effected for comparability. Actual reported GAAP EPS for 2001 were $1.33 and $1.78 for the fourth quarter and for the year, respectively.

(4) EPS excluding special charges is a non-GAAP measure and as explained in (2) above, non-GAAP earnings measures do not have any standardized meaning prescribed by GAAP and are therefore unlikely to be comparable to similar measures presented by other companies. The reporting of EPS excluding special charges is intended to assist users in understanding the impact of special charges on the Company's performance. The items currently excluded are restructuring charges and investment write-downs (primarily Kinetek Pharmaceuticals, Inc.).

QLT Inc. will hold an analyst and institutional investor conference call to discuss fourth quarter and full year results on Wednesday, February 5 at 4:30 p.m. EST (1:30 p.m. PST). The call will be broadcast live via the Internet at www.qltinc.com. A replay of the call will be available via the Internet and also via telephone at (416) 695-5800, access code 1354825.



                                      -30-




QLT Inc.:                                               Media Contact:
--------                                                -------------
Therese Hayes                                           Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486               Telephone: 604-788-5144
Fax: 604-707-7001

Visudyne(R) is a trade mark of Novartis AG

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."

Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to anticipated levels of sales of Visudyne(R), estimates of QLT's share of 2003 Visudyne net profits and net income, estimates of QLT's revenues and expenses for 2003, estimates of QLT's 2003 EPS (both GAAP and Operating EPS), estimates of QLT's cash balances in 2003, opportunities to expand the market for Visudyne, progress of QLT's clinical development programs, opportunities for growth beyond the Visudyne franchise and QLT's ability to manage operations and cost structures appropriately. These statements are only predictions and actual events or results may differ materially. Factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements include, but are not limited to: the risk that future sales of Visudyne may be less than expected, our future operating results are uncertain and likely to fluctuate, currency fluctuations in our primary markets may impact our financial results, uncertainty of and timing of pricing and reimbursement may limit the future sales of Visudyne, clinical development programs may not be successful, the outcome of the pending patent and securities litigation against us may be unfavorable and have an adverse impact on our financial results, we are dependent on third-parties to commercialize Visudyne and other factors described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT is not obligated to update such information to reflect later events or developments.






                                                                     Page 8 of 8